UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2012

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5646 Milton Street, Suite 130, Dallas, Texas 75206
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of July 27, 2012, Sun River Energy, Inc. (the "Company") entered into a Contract for Sale (“Agreement”) with Mericol, Inc. (“Buyer”) to sell only its gold, silver, iron ore, copper and coal interests in Colfax County, New Mexico.  The Company will retain all other mineral interests or mineral extracts and timber interests.  The Company is also granting Buyer a three (3) year option to acquire a 5% working interest in any oil and/or gas (including coalbed methane) wells drilled on the Company’s lands.  The Agreement has an effective date of July 27, 2012 (the “Effective Date”).

Under the terms of the Agreement, Buyer shall pay the Company the Purchase Price consisting of the following: (1) five hundred thousand dollars ($500,000) and (2) two million five hundred sixty four thousand one hundred and three (2,564,103) shares of Buyer’s common stock (the “Shares”), which shall be subject to a lock-up period of twelve (12) months.

For a period of three (3) years from the effective date, the Company has the right to nominate one (1) director to the board of directors of Buyer, and to the extent permitted by applicable law, the Buyer shall use its reasonable efforts to cause the election of the Company’s nominee to the Buyer’s board of directors.  If the Company’s designee to Buyer’s board of directors is not elected to the board at any annual or special general meeting of the shareholders of Buyer at which the designee stood for election, then no later than three (3) days following such meeting of the shareholders, the Buyer shall appoint a replacement director designated in writing by the Company to the Buyer’s board either by expanding the size of the board or, to the extent permitted by applicable law, causing a board member not designated by the Company to resign.

For a period of three (3) years following the effective date, Buyer agrees to file with the SEC all periodic reports (including Forms 10-K and 10-Q) required by the Securities and Exchange Act of 1934.

Buyer agrees, on or before the expiration of three (3) years of the effective date to spend at least one million dollars ($1,000,000) towards obtaining a National Instrument 43-101 report, or other comparable report, regarding the interests being sold to Buyer.  If Buyer does not timely spend at least one million dollars ($1,000,000) towards obtaining a National Instrument 43-101 report, then Buyer, upon written demand from Seller and to the extent permitted by applicable law, agrees to cause Buyer’s then existing directors (other than any director appointed by Seller) to immediately resign, and Seller will have the right to appoint an additional number of directors to Buyer’s board such that Seller will have a majority representation on Buyer’s board of directors.  If any of Buyer’s board members refuses or otherwise fails to resign within ten (10) calendar days of the date giving rise to the resignation event, then the Company shall have the right to call and hold a special meeting of stockholders for the purpose of removing such director.

Upon request of Buyer, for a period of six (6) months following the effective date, the Company shall cause all of its shares of Buyer common stock beneficially owned by the Company as to which it is entitled to vote at any meeting of stockholders to be voted in favor of the following corporate actions:

(1)           The name change of Buyer;

(2)           A forward split of Buyer’s common stock, to be effected at a range between 10-for-1 or 20-for-1, to be effected at the discretion of the Buyer’s Board;

(3)           The creation of a new series of preferred stock, which may have up to fifteen (15) times the voting rights of Buyer’s common stock; however, such the conversion ratio of such preferred stock shall not exceed a ratio of one (1) share of common stock for each share of preferred stock; and

(4)           Electing or re-electing (as applicable) each member of any slate of directors recommended by the Buyer’s board.

For a period of one (1) year following the Effective Date, the Company shall not, without the prior written consent of Buyer, offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, transfer or otherwise dispose of any Shares.

For a period of eighteen (18) months following the Effective Date, Buyer agrees not to sell or transfer the Acquired Interests without first obtaining Seller’s written consent, which shall not be unreasonably withheld, except (i) in the event of a merger or consolidation or sale of all or substantially all of the Buyer’s assets, where the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and (b) is a publicly traded corporation whose common stock is listed or quoted on the OTC Bulletin Board, OTCQB, Nasdaq, NYSE or AMEX or (ii) where such sale or transfer is to (y) a wholly owned subsidiary of the Buyer or (z) any joint venture, mining partnership, commercial partnership, or other partnership relationship entered into by Buyer for purposes of exploring, developing, exploiting, extracting, or mining the minerals comprising the Acquired Assets.

Within seven (7) business days following the Effective Date, Seller shall deliver to Buyer any such deed, termination statement, release, authorization, or other document as Buyer may reasonably deem necessary or required to terminate and release any and all liens, security interests, charges or encumbrances upon the Acquired Interests as described in that certain Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenue by and between Sun River Energy, Inc., as Mortgagor/Debtor and Sierra Foxtrot, LP, Thimothy S. Wafford and James E. Pennington, as Mortgagees/Secured Parties, Dated June 4, 2012, filed in the Official Records of Colfax County, New Mexico, Document No. 201201705.

A copy of the Contract for Sale is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The above description of the Contract for Sale is a summary only and is qualified in its entirety by reference to the complete text of the Contract for Sale.  The Contract for Sale is filed herewith to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Buyer or the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 27, 2012, Sun River Energy, Inc. sold only its gold, silver, iron ore, copper and coal interests in Colfax County, New Mexico to Mericol, Inc. in connection with the agreement described in Item 1.01 above.  Mericol, Inc. paid Sun River Energy, Inc. five hundred thousand dollars ($500,000) in cash and issued the Sun River Energy, Inc. two million five hundred sixty four thousand one hundred and three (2,564,103) shares of Mericol, Inc.’s common stock.

ITEM 8.01  OTHER EVENTS

On July 30, 2012, the Company issued a press release announcing that the Company signed a Contract for Sale with Mericol to sell its gold, silver, iron ore, copper and coal interests in Colfax County, New Mexico to Mericol, Inc. in connection with the agreement described in Item 1.01 above.  The full text of the press release is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Contract for Sale dated as of July 27, 2012 by and between Sun River Energy, Inc. and Buyer.
99.1	Press Release dated July 30, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: July 30, 2012	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO